Exhibit 10.13

Robert S. Shapard
Employment Arrangements

Since April 17, 2007, TXU Electric Delivery Company (the “Company”) has employed Robert S. Shapard as Chairman and Chief Executive Officer on an at-will employee basis. The Company pays Mr. Shapard an annual base salary equal to $500,000, and his target bonus under the TXU Corp. Executive Annual Incentive Plan has been set at 60% of his annual base salary. Also, Mr. Shapard is eligible to participate in all compensation and benefit plans of the Company’s parent, TXU Corp., in which similarly situated executives are eligible to participate, which currently include the TXU Corp. Executive Annual Incentive Plan, the TXU Corp. 2005 Omnibus Incentive Plan, the TXU Corp. Salary Deferral Plan, the TXU Executive Financial Advisement Program, the Executive Physical Examination Program, the TXU Second Supplemental Retirement Plan, the TXU Corp. Executive Change in Control Policy and the TXU Corp. 2005 Executive Severance Plan. If Mr. Shapard resigns on or before September 30, 2007, he is entitled to 6 months’ base salary, payable in accordance with the Company’s normal payroll practices, and retention of 10,000 performance unit awards previously granted pursuant to the 2005 Omnibus Incentive Plan.